UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 2, 2007
Asset Acceptance Capital Corp.
(Exact name of Registrant as specified in its charter)

Delaware	000-50552	80-0076779
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
28405 Van Dyke Avenue
Warren, MI 48093
(Address of principal executive offices)
Registrant’s telephone number, including area code: (586) 939-9600
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On April 2, 2007, Asset Acceptance Capital Corp. (the “Company”) amended and restated its 2004 Stock Incentive Plan (the “Plan”) to (1) provide that participants under the Plan may become fully vested in awards under the Plan at the discretion of the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company in the event of a proposed liquidation or dissolution of the Company, (2) provide that deferred stock units will be settled through their conversion, on a one-for-one basis, into shares of common stock of the Company upon a change in control of the Company, and (3) clarify the discretion of the Compensation Committee to administer the Plan.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 6, 2007	ASSET ACCEPTANCE CAPITAL CORP.
	By:	/s/ Nathaniel F. Bradley IV
		Name:	Nathaniel F. Bradley IV
		Title:	Chairman of the Board, President and Chief Executive Officer